Exhibit 99.1

Planar Reports Fiscal Second Quarter 2008 Financial Results

Company Announces Plans to Improve Profitability and Liquidity

BEAVERTON, Ore. – April 29, 2008 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in specialty display solutions, recorded sales of $69.8 million and a GAAP loss per share of $0.29 in the second quarter ended March 28, 2008. On a Non-GAAP basis (see reconciliation table), net loss per share was $0.06 in the second quarter of fiscal 2008.

“While we saw strong performances in some of our segments, we are obviously disappointed with our overall second quarter financial results,” said Gerry Perkel, Planar’s President and Chief Executive Officer. “We are committed to taking the necessary actions to improve our financial performance.”

SUMMARY FINANCIAL PERFORMANCE

The following table presents a breakdown of the Company’s Non-GAAP financial performance by major business unit for the second quarter of fiscal 2008. Additional comparative segment financial information, along with reconciliations to GAAP and information regarding the use of Non-GAAP financial measures, are presented in supplementary tables and notes within this release.

Business Segment	MBU	IBU	CBU	CSBU	HTBU	Total
Net Sales	11,584	17,736	17,239	11,953	11,335	69,847
- Y/Y Growth %	12%	27%	0%	-1%	1136%	28%
- Qtr/Qtr Growth %	10%	4%	-14%	-33%	-25%	-13%
Business Unit Operating Income (loss)	2,340	4,771	603	(639)	(2,292)	4,783
Corporate Expense Allocation	(1,033)	(1,582)	(703)	(1,448)	(1,297)	(6,063)
Non-GAAP Operating Income (loss)	1,307	3,189	(100)	(2,087)	(3,589)	(1,280)
Depreciation	218	600	45	277	289	1,429
Non-GAAP EBITDA	1,525	3,789	(55)	(1,810)	(3,300)	149
- EBITDA % of Sales	13%	21%	0%	-15%	-29%	0%

Notes: Corporate Expense Allocation includes primarily G&A expense along with Corporate R&D and Sales and Marketing Expense

Sales in the Company’s Industrial segment (IBU) grew 27 percent over last year to $17.7M for the quarter, which is the largest revenue quarter in almost two years in this segment. In addition, the Company’s Medical segment (MBU) experienced revenue growth of 12 percent compared with the second quarter a year ago. Sales in the Commercial Business Unit (CBU) were flat compared to the previous year. While the second quarter is historically softer for the Company’s Control Room & Signage (CSBU) and Home Theater (HTBU) segments, revenues from these segments were weaker than anticipated due to a combination of economic challenges and internal execution issues, causing the Company to not meet its overall revenue goal for the quarter.

PROFITABILITY AND LIQUIDITY IMPROVEMENT PLANS

The Company launched a new strategic direction almost two years ago, with the goal of transforming into a larger and more profitable specialty display provider. To achieve that goal the Company undertook a number of growth initiatives including investing in some of its legacy specialties businesses, launching new organic growth initiatives, and gaining entry into complementary specialty display markets as well as product expertise via two strategic acquisitions. The Company believes it has allowed sufficient time for these initiatives to show their merit and the result is that some have been successful and some have not. Therefore the Company is entering the next phase of its strategy to focus on those initiatives which are performing well and fix those which are underperforming. The overall goal of this next phase is to improve profitability at a faster rate, increase cash flow and improve liquidity, and ultimately enhance shareholder value.

While there are many improvement activities under evaluation, the following priority areas have been, or are in the process of being implemented:

Overall Workforce and Expense Adjustments:

•

With the transition of the Runco business operations from California to Oregon complete as of the end of the second quarter, some overlap in employment required during the move has now been reduced. In addition, the Company has implemented a number of other cost reduction activities, including additional reductions in force to start the third quarter. The result of the various workforce adjustments is a reduction of approximately 80 full-time and temporary employees from a peak of 788 experienced in the second quarter.

Specific Business Segment Actions:

•

In the Industrial business, the Company will look to modestly increase some investments as it continues to see opportunities to both grow revenues and profits in this higher operating margin business. The Company expects that revenues in fiscal 2008 will grow over fiscal 2007 in this segment, based on the success of the new strategic direction previously initiated.

•

In the Home Theater business, the Company has not achieved expected financial performance in the business after the acquisition of Runco, partially due to integration challenges and partially due to the impact on the market of the U.S. economic slowdown. The Company is implementing changes to enhance the experience of its customers and improve the financial performance of the business. Gerry Perkel will be stepping in as General Manager as Scott Hix, Vice President and General Manager of the Home Theater Business Unit, is departing the Company. The Company continues to believe in this market and will be working to rapidly improve the performance of its Home Theater business.

•

In the Control Room and Signage segment, the Company plans to refine its investment strategy to create improved profitability. The integration of Clarity is now virtually complete and the Company is experiencing gross margins between 35 and 40 percent in this segment. While the second quarter followed its usual pattern of seasonal softness, the Company believes it is improving the overall profitability of this segment as evidenced in the first quarter results, and plans to accelerate that improvement going forward through additional specific actions.

Company Cash Flow and Liquidity Improvements:

•

The Company was within the covenants of its existing line of credit in the second quarter. In addition, the Company is initiating a number of actions aimed at improving cash flow and liquidity. This effort will focus on two key areas: first, identifying if there is an opportunity to monetize some investments or underperforming assets and second, driving reduced inventory levels by the end of the fiscal year.

These actions, along with others being considered, are focused at accelerating the profitability of the Company now that a new higher revenue base has been created. “We are very committed to improving the profitability and liquidity of the Company, and we believe we have opportunities to be successful,” continued Perkel.

BUSINESS OUTLOOK

Looking forward, the Company expects sequential improvement in both revenue and Non-GAAP EPS in the third quarter compared to the second quarter and to sequentially improve further in the fourth quarter. Also, based upon restructuring actions taken to date, the Company expects to record a $0.6M cash charge in the third quarter. In addition, the Company plans to continue to look for opportunities to improve future profitability. Some of these new opportunities may result in additional restructuring charges in the third and / or fourth quarters of this year. At this time, the Company believes it can incur the total of these potential restructuring charges, associated with the actions required to improve profitability, without violating the covenants included in its existing line of credit. The Company expects to achieve improved profitability and liquidity in fiscal 2009 compared to 2008.

Results of operations and the business outlook will be discussed in a conference call today, April 29, 2008, beginning at 2:00 PM Pacific Time. The call can be heard via the Internet through a link on Planar’s Web site, www.planar.com, or through numerous other investor sites, and will be available for replay until May 29, 2008. The Company intends to post on its Web site a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems, Inc (NASDAQ:PLNR) is a global leader of specialty display technology providing hardware and software solutions for the world’s most demanding environments. Hospitals, space and military programs, utility and transportation hubs, shopping centers, banks, government agencies, businesses, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to driving improved profitability, liquidity and shareholder value and the statements made under the heading “Business Outlook.” These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: the possibility that the acquisitions of Clarity Visual Systems and Runco International will not be effectively integrated with the Company’s other business operations or that other difficulties will arise in connection with the integration of the operations, employees, strategies, and technologies; changes or slower growth in the digital signage and/or command and control display markets; the potential inability to realize expected benefits and synergies of the Clarity and Runco acquisitions; domestic and international business and economic conditions; any reduction in or delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; adverse impacts on the Company or its operations relating to or arising from the

Company’s indebtedness including difficulties in obtaining financing for the companies growth initiatives, changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners; final settlement of contractual liabilities; balance sheet changes related to updating certain estimates required for the purchase accounting treatment of the Clarity and Runco acquisitions; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Pippa Edelen Planar Systems, Inc. 503.748.6983 pippa.edelen@planar.com or Chase Perrin GolinHarris 213.438.8788 cperrin@golinharris.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Six months ended
	March 28, 2008	March 30, 2007	March 28, 2008	March 30, 2007
Sales	$69,847	$54,589	$150,411	$119,498
Cost of Sales	51,859	41,740	112,182	88,232

Gross Profit	17,988	12,849	38,229	31,266
Operating Expenses:
Research and development, net	3,294	3,897	6,737	7,040
Sales and marketing	11,063	8,712	22,070	17,964
General and administrative	5,957	4,746	12,005	10,158
Amortization of intangible assets	1,888	1,650	3,889	3,300
Acquisition related costs	624	417	1,429	739
Impairment and restructuring	—	—	(637)	1,625

Total Operating Expenses	22,826	19,422	45,493	40,826
Income (loss) from operations	(4,838)	(6,573)	(7,264)	(9,560)
Non-operating income (expense):
Interest, net	(412)	368	(901)	967
Foreign exchange, net	42	(10)	(75)	179
Other, net	3	(5)	(108)	(24)

Net non-operating income (expense)	(367)	353	(1,084)	1,122
Income (loss) before taxes	(5,205)	(6,220)	(8,348)	(8,438)
Provision (benefit) for income taxes	33	(2,333)	379	(3,165)

Net income (loss)	$(5,238)	$(3,887)	$(8,727)	$(5,273)

Basic net income (loss) per share	$(0.29)	$(0.22)	$(0.49)	$(0.31)
Average shares outstanding—basic	17,768	17,336	17,716	17,234

Diluted net income (loss) per share	$(0.29)	$(0.22)	$(0.49)	$(0.31)
Average shares outstanding—diluted	17,768	17,336	17,716	17,234

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

	March 28, 2008	Sept. 28, 2007
	(unaudited)
ASSETS
Cash and cash equivalents	9,763	$15,287
Accounts receivable, net	41,279	42,915
Inventories	62,036	59,028
Other current assets	17,095	13,480

Total current assets	130,173	130,710
Property, plant and equipment, net	14,378	14,918
Goodwill	63,332	67,429
Intangible assets	40,384	44,278
Other assets	5,642	5,809

	$253,909	$263,144

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	27,216	$31,712
Note payable	26,000	—
Current portion of capital leases	298	324
Deferred revenue	5,763	4,888
Other current liabilities	30,524	36,584

Total current liabilities	89,801	73,508
Note payable	—	23,000
Capital leases, net of current portion	71	152
Other long-term liabilities	12,646	12,597

Total liabilities	102,518	109,257
Common stock	170,832	167,967
Retained earnings	(22,383)	(13,450)
Accumulated other comprehensive income (loss)	2,942	(630)

Total shareholders’ equity	151,391	153,887

	$253,909	$263,144

Planar Systems, Inc.

Reconciliation of GAAP to Non-GAAP Results of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended March 28, 2008 Adjustments
	GAAP	Clarity / Runco Acquisitions	Share- based Comp.	Other		Non-GAAP
Sales	$69,847					$69,847
Cost of Sales	51,859		(96)			51,763

Gross Profit	17,988	—	96	—		18,084
Operating Expenses:
Research and development, net	3,294		(107)			3,187
Sales and marketing	11,063		(278)			10,785
General and administrative	5,957		(565)			5,392
Amortization of intangible assets	1,888	(1,741)		(147)		—
Acquisition related cost	624	(624)				—
Impairment and restructuring	—					—

Total Operating Expenses	22,826	(2,365)	(950)	(147)		19,364
Income (loss) from operations	(4,838)	2,365	1,046	147		(1,280)
Non-operating income (expense):
Interest, net	(412)					(412)
Foreign exchange, net	42					42
Other, net	3					3

Net non-operating income (expense)	(367)					(367)
Income (loss) before taxes	(5,205)	2,365	1,046	147		(1,647)
Provision (benefit) for income taxes	33	(15)	(7)	(629	)(a)	(618)

Net income (loss)	$(5,238)	$2,380	$1,053	$776		$(1,029)

Basic net income (loss) per share	$(0.29)					$(0.06)
Average shares outstanding—basic	17,768					17,768
Diluted net income (loss) per share	$(0.29)					$(0.06)
Average shares outstanding—diluted	17,768					17,768

(a)	Assumes a 37.5% tax rate when the Company is no longer required to provide a valuation allowance against deferred tax assets.

Refer to the “Note Regarding the Use of Non-GAAP Financial Measures”

Planar Systems, Inc.

Reconciliation of GAAP to Non-GAAP Results of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended March 30, 2007
	GAAP	Clarity Acquisition	Adjustments Share-based Comp.	Other	Non-GAAP
Sales	$54,589	34 (a)			$54,623
Cost of Sales	41,740		(93)		41,647

Gross Profit	12,849	34	93	—	12,976
Operating Expenses:
Research and development, net	3,897		(105)		3,792
Sales and marketing	8,712		(458)		8,254
General and administrative	4,746		(410)		4,336
Amortization of intangible assets	1,650	(1,503)		(147)	—
Acquisition related cost	417	(417)			—
Impairment and restructuring	—				—

Total Operating Expenses	19,422	(1,920)	(973)	(147)	16,382
Income (loss) from operations	(6,573)	1,954	1,066	147	(3,406)
Non-operating income (expense):
Interest, net	368				368
Foreign exchange, net	(10)				(10)
Other, net	(5)				(5)

Net non-operating income (expense)	353				353
Income (loss) before taxes	(6,220)	1,954	1,066	147	(3,053)
Provision (benefit) for income taxes	(2,333)	733	400	55	(1,145)

Net income (loss)	$(3,887)	$1,221	$666	$92	$(1,908)

Basic net income (loss) per share	($0.22)				($0.11)
Average shares outstanding—basic	17,336				17,336

Diluted net income (loss) per share before	($0.22)				($0.11)
Average shares outstanding—diluted	17,336				17,336

(a)	Non-cash effect for mark down of Clarity deferred revenue to fair value

Refer to the “Note Regarding the Use of Non-GAAP Financial Measures”

8

Planar Systems, Inc.

Reconciliation of GAAP Operating Income (loss) to Non-GAAP EBITDA by Business Segment

For the three months ended March 28, 2008

(in thousands, unaudited)

Business Segment	MBU	IBU	CBU	CSBU	HTBU	Corporate	Total
GAAP Operating Income (loss)	2,340	4,771	603	(639)	(2,292)	(9,621)	(4,838)
Corporate Expenses						6,063	6,063
Intangibles Amortization						1,888	1,888
Share-based Compensation						1,046	1,046
Integration Expenses						624	624

Business Unit Operating Income (loss)	2,340	4,771	603	(639)	(2,292)	0	4,783
Corporate Expense Allocation	(1,033)	(1,582)	(703)	(1,448)	(1,297)	0	(6,063)

Non-GAAP Operating Income (loss)	1,307	3,189	(100)	(2,087)	(3,589)	0	(1,280)
Depreciation	218	600	45	277	289	0	1,429

Non-GAAP EBITDA	1,525	3,789	(55)	(1,810)	(3,300)	0	149

Planar Systems, Inc.

Non-GAAP EBITDA by Business Segment

For the three months ended March 30, 2007

(in thousands, unaudited)

Business Segment	MBU	IBU	CBU	CSBU	HTBU	Total
Net Sales	10,360	14,011	17,217	12,118	917	54,623
—Y/Y Growth %	-2%	-37%	-15%	N/A	N/A	3%
—Qtr/Qtr Growth %	0%	-15%	-5%	-36%	-23%	-16%
Business Unit Operating Income (loss)	599	3,509	151	(1,293)	(1,385)	1,581
Corporate Expense Allocation	(1,034)	(1,400)	(822)	(1,475)	(256)	(4,987)
Non-GAAP Operating Income (loss)	(435)	2,109	(671)	(2,768)	(1,641)	(3,406)
Depreciation	217	509	20	213	139	1,098
Non-GAAP EBITDA	(218)	2,618	(651)	(2,555)	(1,502)	(2,308)
—EBITDA % of Sales	-2%	19%	-4%	-21%	-164%	-4%

Refer to the “Note Regarding the Use of Non-GAAP Financial Measures”

Planar Systems, Inc.

Reconciliation of GAAP Operating Income (loss) to Non-GAAP EBITDA by Business Segment

For the three months ended March 30, 2007

(in thousands, unaudited)

Business Segment	MBU	IBU	CBU	CSBU	HTBU	Corporate	Total
GAAP Operating Income (loss)	599	3,509	151	(1,327)	(1,385)	(8,120)	(6,573)
Corporate Expenses						4,987	4,987
Deferred revenue adjustment to fair value				34			34
Intangibles Amortization						1,650	1,650
Share-based Compensation						1,066	1,066
Integration Expenses						417	417

Business Unit Operating Income (loss)	599	3,509	151	(1,293)	(1,385)	0	1,581
Corporate Expense Allocation	(1,034)	(1,400)	(822)	(1,475)	(256)	0	(4,987)

Non-GAAP Operating Income (loss)	(435)	2,109	(671)	(2,768)	(1,641)	0	(3,406)
Depreciation	217	509	20	213	139	0	1,098

Non-GAAP EBITDA	(218)	2,618	(651)	(2,555)	(1,502)	0	(2,308)

Planar Systems, Inc.

Non-GAAP EBITDA by Business Segment

For the six months ended March 28, 2008

(in thousands, unaudited)

Business Segment	MBU	IBU	CBU	CSBU	HTBU	Total
Net Sales	22,119	34,832	37,255	29,802	26,403	150,411
—Y/Y Growth %	7%	14%	6%	-4%	1157%	26%
Business Unit Operating Income (loss)	2,621	7,992	1,612	2,200	(2,899)	11,526
Corporate Expense Allocation	(1,818)	(2,851)	(1,221)	(3,126)	(2,746)	(11,762)
Non-GAAP Operating Income (loss)	803	5,141	391	(926)	(5,645)	(236)
Depreciation	443	1,195	92	574	632	2,936
Non-GAAP EBITDA	1,246	6,336	483	(352)	(5,013)	2,700
—EBITDA % of Sales	6%	18%	1%	-1%	-19%	2%

Refer to the “Note Regarding the Use of Non-GAAP Financial Measures”

Planar Systems, Inc.

Reconciliation of GAAP Operating Income (loss) to Non-GAAP EBITDA by Business Segment

For the six months ended March 28, 2008

(in thousands, unaudited)

Business Segment	MBU	IBU	CBU	CSBU	HTBU	Corporate	Total
GAAP Operating Income (loss)	2,621	7,992	1,612	2,200	(2,899)	(18,790)	(7,264)
Corporate Expenses						11,762	11,762
Restructuring						(637)	(637)
Intangibles Amortization						3,889	3,889
Share-based Compensation						2,347	2,347
Integration Expenses						1,429	1,429

Business Unit Operating Income (loss)	2,621	7,992	1,612	2,200	(2,899)	0	11,526
Corporate Expense Allocation	(1,818)	(2,851)	(1,221)	(3,126)	(2,746)	0	(11,762)

Non-GAAP Operating Income (loss)	803	5,141	391	(926)	(5,645)	0	(236)
Depreciation	443	1,195	92	574	632	0	2,936

Non-GAAP EBITDA	1,246	6,336	483	(352)	(5,013)	0	2,700

Planar Systems, Inc.

Non-GAAP EBITDA by Business Segment

For the six months ended March 30, 2007

(in thousands, unaudited)

Business Segment	MBU	IBU	CBU	CSBU	HTBU	Total
Net Sales	20,692	30,521	35,263	30,989	2,101	119,566
—Y/Y Growth %	-6%	-28%	-23%	N/A	N/A	9%
Business Unit Operating Income (loss)	2,109	8,133	922	30	(2,294)	8,900
Corporate Expense Allocation	(1,928)	(2,851)	(1,582)	(3,501)	(452)	(10,314)
Non-GAAP Operating Income (loss)	181	5,282	(660)	(3,471)	(2,746)	(1,414)
Depreciation	467	1,062	51	551	334	2,465
Non-GAAP EBITDA	648	6,344	(609)	(2,920)	(2,412)	1,051
—EBITDA % of Sales	3%	21%	-2%	-9%	-115%	1%

Refer to the “Note Regarding the Use of Non-GAAP Financial Measures”

Planar Systems, Inc.

Reconciliation of GAAP Operating Income (loss) to Non-GAAP EBITDA by Business Segment

For the six months ended March 30, 2007

(in thousands, unaudited)

Business Segment	MBU	IBU	CBU	CSBU	HTBU	Corporate	Total
GAAP Operating Income (loss)	2,109	8,133	922	(272)	(2,294)	(18,159)	(9,561)
Corporate Expenses						10,314	10,314
Deferred revenue adjustment to fair value				68			68
Inventory step-up adjustment to fair value				234			234
Restructuring						1,625	1,625
Intangibles Amortization						3,300	3,300
Share-based Compensation						2,181	2,181
Integration Expenses						739	739

Business Unit Operating Income (loss)	2,109	8,133	922	30	(2,294)	0	8,900
Corporate Expense Allocation	(1,928)	(2,851)	(1,582)	(3,501)	(452)	0	(10,314)

Non-GAAP Operating Income (loss)	181	5,282	(660)	(3,471)	(2,746)	0	(1,414)
Depreciation	467	1,062	51	551	334	0	2,465

Non-GAAP EBITDA	648	6,344	(609)	(2,920)	(2,412)	0	1,051

Note Regarding the Use of Non-GAAP Financial Measures:

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures that exclude the income statement effects of the acquisitions of Clarity Visual Systems and Runco International, share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”). The Non-GAAP financial measures also exclude impairment and restructuring charges, the amortization of intangible assets related to previous acquisitions, and various tax charges including the valuation allowance against deferred tax assets. The earnings release also contains a calculation of Non-GAAP earnings before interest, taxes, depreciation, and amortization (Non-GAAP EBITDA), which, in addition to excluding the effects of the Clarity and Runco acquisitions, share based compensation, and other adjustments, includes an allocation of Corporate expenses to the Company’s business segments in order to calculate Non-GAAP EBITDA by business segment. Such corporate expenses include Corporate General and Administrative (primarily), Research and Development, and Sales and Marketing which are not specifically identified as related to each business segment in the information provided to the Chief Operating Decision Maker, rather are estimated for the purpose of presenting fully burdened lines of business. The Non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.